UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 3, 2014
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers

On April 3, 2014, the Compensation Committee of the Board of Directors of Stage Stores, Inc. (the “Company”) recommended, and the Board of Directors approved, the parameters for the Company's 2014 Senior Executive Incentive Bonus Plan (the “2014 Bonus Plan”) and considered and approved the annual cash incentive opportunities for our currently employed Named Executive Officers for the Company’s 2014 fiscal year as set forth in the table below.
A “Pre-Tax Earnings Parameter” of the bonus formula is weighted to determine two-thirds (66.7%) of the year-end bonus amount earned.
A “Comparable Store Sales Parameter” of the bonus formula is weighted to determine one-third (33.3%) of the year-end bonus amount earned. The measurement is based on fiscal year-end comparable store sales percent change compared to the Company’s 2014 Performance Group.
Under the 2014 Bonus Plan, the potential bonus payout, as a percentage of each currently employed Named Executive Officer's base salary at April 1, 2014, is as follows:

Executive/Title	Base Salary($)	Bonus Range % (1) (Threshold/Target/Maximum)	Bonus Range $ (2) (Threshold/Target/Maximum)
Michael L. Glazer President and Chief Executive Officer	969,000	25-100-200	242,250-969,000-1,938,000
Oded Shein Executive Vice President, Chief Financial Officer	400,000	12.5-50-100	50,000-200,000-400,000
Steven P. Lawrence Chief Merchandising Officer	632,400	17.5-70-140	110,670-442,680-885,360
Steven L. Hunter Executive Vice President, Chief Information Officer	433,500	12.5-50-100	54,188-216,750-433,500
_________________________

(1)	Percentage of base salary
(2)
Amount to be paid will depend upon the extent to which the Company achieves the Pre-Tax Earnings and Comparable Store Sales parameters established by the Board of Directors. Actual bonus payments will be prorated for Pre-Tax Earnings results between the maximum and threshold levels. In order to earn any portion of the Comparable Store Sales payout, the Company must achieve 75% of the Pre-Tax Earnings target level.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

April 8, 2014	/s/ Richard Stasyszen
(Date)	Richard Stasyszen
Senior Vice President, Finance and Controller